NEWS RELEASE	Exhibit 99.1

HECLA REPORTS STRONG PRODUCTION AND CASH GENERATION

Increases 2020 Production Estimates, Repays Revolving Credit Facility

FOR IMMEDIATE RELEASE

September 20, 2020

COEUR D'ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today announced preliminary production results, anticipated cash position at the end of the third quarter, repayment of the revolving credit facility and increased production estimates for the year.¹

HIGHLIGHTS

●	Estimated silver production between 3.2 million and 3.4 million ounces
●	Estimated gold production between 41,000 and 43,000 ounces.
●	Revolving credit facility repaid in full during the quarter.
●	Cash and Cash Equivalent position anticipated to exceed $90 million.

“We are very pleased with third quarter operational performance particularly as the mines continue safe practices to manage COVID-19,” said Phillips S. Baker, Jr., President and CEO. “Lucky Friday’s ramp up is as planned so this year’s production should double last year and is set up to potentially double again next year. The higher-than-expected silver grades at Greens Creek have driven silver production higher for the quarter and the annual estimate. Gold production was lower at Casa during the quarter where continued major planned maintenance activities in the mill reduced the processing days.”

Baker continued, “Our strong production for the quarter is expected to translate into robust cash flows in excess of $20 million even after repaying our revolver in full and the interest payments on the bonds. We are close to realizing our financial goal of having in excess of $100 million of cash and cash equivalents on the balance sheet. Finally, if our realized silver price is above $25 for September, we expect the silver-linked dividend to be paid pursuant to our enhanced dividend policy.”

Performance Comparison and Updated Outlook
	Silver (Moz)				Gold (Koz)
	Greens Creek	Lucky Friday	San Sebastian	Total	Greens Creek	Casa Berardi	Nevada	San Sebastian	Total
Estimated First 9 months 2020	8.0	1.1	0.8	9.9	37	86	32	6	161

2020 Outlook	8.9-9.3	1.4-1.8	0.6-0.8	10.9-1198	46-48	119-124	24-29	6-7	195-208

2020 Updated Outlook	10-10.3	1.6-1.8	0.8-0.9	12.4-13.0	47-48	114-124	32	6	199-210

(1)	See cautionary statement regarding estimated results and forward-looking statements at the end of this release.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	1

Greens Creek’s estimated nine months production has increased due to higher silver grades. The fourth quarter assumes planned grades. Lucky Friday is ramping up as expected so the lower end of the production range has been raised. San Sebastian mining is expected to be completed in the third quarter with processing concluding in the fourth quarter. Casa Berardi’s nine-month estimated production is low because of major planned mill maintenance activities but production in the fourth quarter should increase due to expected high-grade underground production from the East Mine. Nevada exceeded expectations as the developed stopes were mined out. For the remainder of the year, ore is being stockpiled for third-party processing expected in the fourth quarter. Gold production might not be realized until first quarter of 2021. Hecla’s per ounce cost estimates are unchanged at this time.

In September, the Company repaid $50 million on its revolving credit facility and has no remaining balance outstanding. During the third quarter, the Company received three of the four installments of C$12.5 million (US$9.2 million) each of Investissement Quebec’s C$50 million (US$36.8 million) senior secured note proceeds. The fourth installment is expected to be received in the fourth quarter. The Company’s cash and cash equivalents as of September 30, 2020, are estimated to exceed $90 million with the increase in cash for the third quarter expected to exceed $60 million.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska, Idaho and Mexico, and is a growing gold producer with operating mines in Quebec and Nevada. The Company also has exploration and pre-development properties in eight world-class silver and gold mining districts in the U.S., Canada, and Mexico.

Cautionary Statements Regarding Estimated Results

In this news release we include certain estimated preliminary third quarter 2020 operating and financial results, including metals production and cash position. Each of these amounts is preliminary and reflects only the Company’s estimated third quarter 2020 results as of the date of this news release, based on information available as of September 20, 2020, and should not be regarded as a representation by the Company as to its actual results for such quarter. Actual reported third quarter 2020 results are subject to the Company’s financial closing procedures, completion of the financial statements, and management’s final review as well as review by the Company’s independent registered public accounting firm and may vary significantly from the preliminary estimates due to a number of factors, including, without limitation, additional or revised information, changes in accounting standards or policies or in how those standards are applied, and certain risks the Company faces, including, but not limited to those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. You are cautioned not to place undue reliance on these preliminary estimates of our third quarter 2020 operating and financial results.

Cautionary Statements Regarding Forward Looking Statements

Statements made or information provided in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Forward-looking statements in this news release may include, without limitations, (i) estimates of silver production for the third quarter of 2020 on a consolidated basis and at each of the Greens Creek, Lucky Friday, San Sebastian, and Nevada Operations mines; (ii) estimates of gold production for the third quarter of 2020 on a consolidated basis and at each of Casa Berardi, Greens Creek and Nevada operations; (iii) estimates of lead and zinc production for the third quarter of 2020; (iv) quarter-end cash and cash-equivalent position which is dependent on the Company receiving cash receipts from sales of metals at its operations prior to September 30, which is expected, and zero balance on the revolving credit facility; (v) Lucky Friday expected to increase production and 2020’s total production expected to be twice that of 2019, and 2020 could also significantly increase; (vi) production from bulk sample in Nevada expected in fourth quarter; (vii) expected increased production at Casa Berardi due to expected high-grade production; (viii) cash flow generation for the quarter is expected to be in excess of $30 million which is dependent on the Company receiving cash receipts from sales of metals at its operations prior to September 30, which is expected; and (ix) expected payment of the silver-linked dividend in the event the Company’s realized silver price per ounce for the third quarter is above $25. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	2

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the Company's Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

For further information, please contact:

Russell Lawlar

Treasurer

Jeanne DuPont

Corporate Communications Coordinator

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: www.hecla-mining.com

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	3